Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-273510) and Form S-8 (No 333-237207) of Carrier Global Corporation of our report dated October 31, 2023 relating to the financial statements of the climate solutions business of Viessmann Group GmbH & Co. KG, which appears in this Current Report on Form 8-K.

Hannover, Germany
January 2, 2024

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/Dr. Thomas Ull	/s/Markus Küfner
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)